Exhibit 10.4

EXECUTION VERSION

COLLATERAL ADMINISTRATION AGREEMENT

This COLLATERAL ADMINISTRATION AGREEMENT dated as of March 24, 2021 (the “Agreement”) is entered into by and among ABPCIC FUNDING III LLC, a limited liability company organized under the law of the State of Delaware (the “Company”), AB PRIVATE CREDIT INVESTORS LLC, a limited liability company organized under the laws of the State of Delaware, as collateral manager (the “Collateral Manager”), and U.S. BANK NATIONAL ASSOCIATION (“U.S. Bank”), a national banking association, as collateral administrator (in such capacity, and together with any successor hereunder, the “Collateral Administrator”).

WITNESSETH:

WHEREAS, the Company has entered into a Credit Agreement, dated as of the date hereof, among the Company, as the Borrower, the Lenders from time to time party thereto, Natixis, New York Branch, as the Administrative Agent, and U.S. Bank, as the Collateral Agent, Collateral Administrator, and Custodian (as amended from time to time, the “Credit Agreement”), pursuant to which the Company will finance its origination and acquisition of Collateral Loans (as defined therein);

WHEREAS, pursuant to the terms of the Credit Agreement, the Company has pledged certain collateral (the “Collateral”), which includes, among other things, the Collateral Loans and Eligible Investments (as defined therein), as security for the loans made by the Lenders thereunder;

WHEREAS, the Collateral Manager and the Company have entered into a Collateral Management Agreement dated as of March 24, 2021 (as further amended from time to time, the “Collateral Management Agreement”), pursuant to which the Collateral Manager provides certain services relating to the matters contemplated by the Credit Agreement;

WHEREAS, the Company wishes to engage U.S. Bank to act as Collateral Administrator to perform certain administrative duties with respect to the Collateral pursuant to the terms of this Agreement and the Credit Agreement; and

WHEREAS, U.S. Bank is prepared to perform as Collateral Administrator certain specified obligations of the Company, or the Collateral Manager on its behalf, under the Credit Agreement and otherwise perform the specified obligations of the Collateral Administrator under the Credit Agreement (and certain other services) as specified herein, upon and subject to the terms of this Agreement (but without assuming the obligations and liabilities of the Company or the Collateral Manager under the Credit Agreement or the Collateral Management Agreement);

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

(a) Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in the Credit Agreement.

(b) Unless a clear contrary intention appears in this Agreement;

(i)	the singular number includes the plural number and vice versa;

(ii)

reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

(iii)	reference to any gender includes each other gender;

(iv)

reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;

(v)

reference to any applicable law means such applicable law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any applicable law means that provision of such applicable law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

(vi)	reference to any Section means such hereof;

(vii)	“hereunder,” “hereof,” “hereto” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof;

(viii)	“including” (and with the correlative meaning “include”) means including without limiting the generality of any description preceding such term;

(ix)	relative to the determination of any period of time, “from” means “from and including” and “to” and “through” mean “to but excluding”; and

(x)

any reference to “execute”, “executed”, “sign”, “signed”, “signature” or any other like term hereunder shall include execution by electronic signature (including, without limitation, any PDF file, .jpeg file, or any other electronic or image file, or any “electronic signature” as defined under the U.S. Electronic Signatures in Global and National Commerce Act (“E-SIGN”) or the New York Electronic Signatures and Records Act (“ESRA”), which includes any electronic signature provided using Orbit,

Adobe Sign, DocuSign, or any other similar platform identified by the Company and reasonably available at no undue burden or expense to the Collateral Administrator) except to the extent the Collateral Administrator requests otherwise. Any such electronic signatures shall be valid, effective and legally binding as if such electronic signatures were handwritten signatures and shall be deemed to have been duly and validly delivered for all purposes hereunder.

2. Powers and Duties of Collateral Administrator.

(a) U.S. Bank shall act as Collateral Administrator pursuant to the terms of this Agreement and, to the extent applicable, the Credit Agreement, until the earlier of the termination of this Agreement or U.S. Bank’s resignation or removal as Collateral Administrator pursuant to Section 7 hereof. In such capacity, the Collateral Administrator shall assist the Company and the Collateral Manager in connection with maintaining a database of certain characteristics with respect to the Collateral on an ongoing basis, and in providing to the Company and the Collateral Manager certain reports, schedules and calculations, all as more particularly described in Section 2(b) below (in each case in such form and content, and in such greater detail, as may be mutually agreed upon by the parties hereto from time to time and as may be required by the Credit Agreement), based upon information and data received from the Company, the Collateral Manager or Third Party Sources (as defined below), which reports, schedules and calculations the Company or the Collateral Manager or Collateral Administrator on the Company’s behalf is required to prepare and deliver (or which are necessary to be performed in order that certain reports, schedules and calculations can be performed as required) under Sections 8.9 and 9.1(c) of the Credit Agreement. U.S. Bank’s duties and authority to act as Collateral Administrator hereunder are limited to the duties and authority specifically set forth in this Agreement and the Credit Agreement. By entering into, or performing its duties under, this Agreement and the Credit Agreement, the Collateral Administrator shall not be deemed to assume any obligations or liabilities of the Company or Collateral Manager under the Credit Agreement, or of the Collateral Manager under the Collateral Management Agreement, and nothing herein contained shall be deemed to release, terminate, discharge, limit, reduce, diminish, modify, amend or otherwise alter in any respect the duties, obligations or liabilities of the Company under or pursuant to the Credit Agreement or of the Collateral Manager under or pursuant to the Collateral Management Agreement.

(b) The Collateral Administrator shall perform the following general functions from time to time:

(i)

Promptly, and in any event within 30 days after the Closing Date, create a collateral database containing such specifications and information with respect to the Collateral Loans and Eligible Investments as the Collateral Manager and Collateral Administrator shall reasonably agree (the “Collateral Database”);

(ii)

Assist the Collateral Manager in reconciling any variance between the Collateral Database and the Collateral Manager’s version of the same and the test results (whether required under the Credit Agreement or otherwise) and, in connection with the ongoing management of the Collateral portfolio by the Collateral Manager, including the evaluation of proposed trades, use reasonable efforts to resolve promptly any variance or other discrepancy between the two models;

(iii)

Update the Collateral Database daily for changes, including for ratings changes and to reflect the sale or other disposition of the Collateral Loans included in the Collateral (the “Portfolio Collateral”) and the addition to the Collateral of additional Collateral Loans from time to time, in each case based upon, and to the extent of, information furnished to the Collateral Administrator by or on behalf of the Company or Collateral Manager as may be reasonably required under the Credit Agreement or requested by the Collateral Administrator from time to time, or by Third Party Sources, or based on information maintained by U.S. Bank in its capacity as Collateral Agent under the Credit Agreement;

(iv)

Provide information contained in the Collateral Database to the Collateral Manager on behalf of the Company, as the Collateral Administrator and the Collateral Manager shall reasonably agree, including by way of reasonable electronic access (by access to the Collateral Administrator’s internet website) to the reports generated by the Collateral Administrator pursuant to this Agreement;

(v)

Track the receipt and daily allocation to the Interest Collection Account or Principal Collection Account with respect to Interest Proceeds and Principal Proceeds and the outstanding balance therein, and any withdrawals therefrom and, by 11:00 a.m. (New York time) on each Business Day, provide to the Collateral Manager the Daily Report reflecting such actions to the accounts as of the close of business on the preceding Business Day in accordance with the terms of Section 8.9 of the Credit Agreement;

(vi)

Prepare, on behalf of the Company, and arrange for delivery in accordance with the Credit Agreement within the time frames stated therein, the Collateral Report and Payment Date Report pursuant to the terms of Section 8.9 of the Credit Agreement (and cooperate with the Collateral Manager, on behalf of the Company, in connection with the comparison of information and discrepancies, if any, as contemplated by the provisions of said Section 8.9 of the Credit Agreement), on the basis of the information contained in the Collateral Database as of the applicable determination date for each such report, or to the extent not contained in the Collateral Database, provided by the Collateral Manager, the Lenders, or otherwise maintained by U.S. Bank, in its capacity as Collateral Agent;

(vii)

After the date that is 30 days after the Closing Date (or such earlier date as shall be agreed to by the Collateral Administrator), upon the written request of the Company or Collateral Manager on its behalf, on any Business Day and within three hours after the Collateral Administrator’s receipt of such request (provided such request is received by 12:00 Noon (New York time)) on such date (otherwise such request will be deemed made on the next succeeding Business Day), the Collateral Administrator shall perform the following functions: (A) as of the date the Collateral Manager commits on behalf of the Company to purchase or originate a Collateral Loan to be included in the Collateral and (B) as of the date of such request, for the purpose of evaluating the inclusion of a proposed Collateral Loan in the Collateral, perform a pro forma calculation of the tests and other requirements constituting the Eligibility Criteria, in each case, based upon information contained in the Collateral Database and information furnished by the Collateral Manager or Company as to the proposed Collateral Loan, compare the results thereof against the applicable requirements set forth in the definition of Eligibility Criteria and report the results thereof to the Company and Collateral Manager in a mutually agreed format. For the avoidance of doubt, the foregoing requests may be made in respect of any number of hypothetical trades, and no such request shall obligate the Company or Collateral Manager to make the actual trade or commitment;

(viii)

Upon the Collateral Administrator’s receipt on any Business Day of written notification from the Company or the Collateral Manager on its behalf of its intent to sell, in accordance with Section 10.1(a) of the Credit Agreement, a Collateral Loan (other than a Defaulted Loan, a Credit Risk Loan, a Credit Improved Loan or an Equity Security), the Collateral Administrator shall determine and report to the Company and Collateral Manager whether, after giving effect to such sale, the Aggregate Principal Balance of all such Loans sold under Section 10.1(a) during the preceding period of twelve calendar months (or, for the first twelve calendar months after the Closing Date, during the period commencing on the Closing Date) does not exceed 20% of the Total Capitalization as of the first day of such twelve calendar month period (or as of the Closing Date, as the case may be);

(ix)

Reasonably cooperate with the independent accountants appointed by the Company (or the Collateral Manager on its behalf) in the preparation by such accountants of the reports required under and as contemplated by Section 5.36 of the Credit Agreement;

(x)

Reasonably cooperate with the Company and the Collateral Manager in providing the Rating Agency then rating the Loans with such additional information as may be reasonably requested by the Rating Agencies and that can be provided without unreasonable burden or expense;

(xi)

Reasonably cooperate with the Company and the Collateral Manager in providing the Administrative Agent and Lenders with such additional information as may be reasonably requested by them in accordance with the Credit Agreement and that can be provided without unreasonable burden or expense; and

(xii)

So long as the same Person serves as both Collateral Administrator hereunder and as Collateral Agent under the Credit Agreement, provide such other information with respect to the Collateral as may be routinely maintained by the Collateral Administrator in performing its ordinary Collateral Agent function pursuant to the Credit Agreement, or as may be required by the Credit Agreement, as the Company or Collateral Manager may reasonably request from time to time.

(c) The Collateral Manager shall cooperate with the Collateral Administrator in connection with the matters described herein, including the preparation by the Collateral Administrator of the Collateral Reports and Payment Date Reports. Without limiting the generality of the foregoing, the Collateral Manager shall advise in a timely manner the Collateral Administrator of the results of any determinations required or permitted to be made by it or the Company (or Collateral Manager on its behalf) under the Credit Agreement and supply the Collateral Administrator with such other information as is maintained by the Collateral Manager that the Collateral Administrator may from time to time request with respect to the Collateral and reasonably needed to complete the reports and certificates required to be prepared by the Collateral Administrator hereunder or under the Credit Agreement or required to permit the Collateral Administrator to perform its obligations hereunder or thereunder and any other information that may be requested by the Collateral Administrator or is reasonably required under the Credit Agreement with respect to any item of Collateral. Nothing herein shall obligate the Collateral Administrator to determine independently the correct characterization or categorization of any item of Collateral under the Credit Agreement (it being understood that any such characterization or categorization shall be based exclusively upon the determination and notification received by the Collateral Administrator from the Collateral Manager). The Collateral Manager shall review and verify the contents of the aforesaid reports, instructions, statements and certificates and shall send such reports, instructions, statements and certificates to the Company for execution. In addition, the Collateral Manager shall provide prompt notice to the Collateral Administrator upon its becoming aware that a Collateral Loan has become a Defaulted Loan.

(d) If, in performing its duties under this Agreement, the Collateral Administrator is required to decide between alternative courses of action or is otherwise uncertain as to the performance of its duties, the Collateral Administrator may (but shall not be obligated to) request written instructions from the Company or the Collateral Manager, upon which the Collateral Administrator shall be entitled to rely without liability on its part, as to the course of action or methodology desired by it, and shall be entitled to refrain from action pending receipt of such instruction; provided that in the event of conflicting instructions, the instructions of the Collateral Manager shall prevail. If the Collateral Administrator does not receive such instructions within five Business Days (or such earlier time as the Collateral Administrator is required to act (as identified in such request)) after it has requested them, the Collateral Administrator may, but shall be under no duty to, take or refrain from taking any such courses of action; provided that the Collateral Administrator promptly notifies the Collateral Manager and the Company which course of action, if any, it has decided to take. The Collateral Administrator shall act in accordance with instructions received after such five-Business Day period (or such earlier period specified by the Collateral Administrator in its request) except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions. The Collateral Administrator shall be entitled to rely on the advice of legal counsel and independent accountants in performing its duties hereunder and shall be deemed to have acted in good faith if it acts in accordance with such advice.

(e) Nothing herein shall prevent the Collateral Administrator or any of its Affiliates from engaging in other businesses or from rendering services of any kind to any Person.

3. Compensation. The Company agrees to pay, and the Collateral Administrator shall be entitled to receive compensation for, and reimbursement for expenses in connection with, the Collateral Administrator’s performance of the duties called for herein as provided in U.S. Bank’s fee proposal executed by U.S. Bank and by the Company on or around the date hereof; provided that such amounts will be payable solely from the Collateral and pursuant to and in accordance with Sections 6.4 and 9.1 of the Credit Agreement. The payment obligations to the Collateral Administrator pursuant to Section 3 shall survive the termination of this Agreement and the resignation and removal of the Collateral Administrator and the Collateral Agent.

4. Limitation of Responsibility of the Collateral Administrator; Indemnification.

(a) The Collateral Administrator will have no responsibility under this Agreement other than to render the services expressly called for hereunder in good faith and without willful misfeasance, gross negligence or reckless disregard of its duties hereunder. The Collateral Administrator shall incur no liability to anyone in acting upon any signature, instrument, statement, notice, resolution, request, direction, consent, order, certificate, report, opinion, bond, electronic transmission or communication or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. Any electronically signed document delivered via electronic mail or other transmission method from a person purporting to be an Authorized Officer shall be considered signed or executed by such Authorized Officer on behalf of the applicable Person. The Collateral Administrator shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to rely conclusively on any such electronic signature without any liability with respect thereto. The Collateral Administrator may exercise any of its rights or powers hereunder or perform any of its duties hereunder either directly or by or through agents or attorneys, and the Collateral Administrator shall not be responsible for any misconduct or negligence (including, for the avoidance of doubt, gross negligence) on the part of any agent or attorney appointed with due care by it. Neither the Collateral Administrator nor any of its affiliates, directors, officers, shareholders, agents or employees will be liable to the Company, the Collateral Manager or any other Person, except by reason of acts or omissions by the Collateral Administrator constituting bad faith, willful misconduct, gross negligence or reckless disregard of the Collateral Administrator’s duties hereunder. The Collateral Administrator shall in no event have any liability for the actions or omissions of the Company, the Collateral Manager, the Collateral Agent or any other Person, and shall have no liability for any inaccuracy or error in any duty performed by it that results from or is caused by inaccurate, untimely or incomplete information or data received by it from the Company, the Collateral Manager, the Collateral Agent, the Administrative Agent, Third Party Sources or another Person. The

Collateral Administrator shall not be liable for failing to perform or delay in performing its specified duties hereunder which results from or is caused by a failure or delay on the part of the Company, the Collateral Manager, the Collateral Agent, the Administrative Agent, Third Party Sources or any other Person in furnishing necessary, timely and accurate information to the Collateral Administrator (provided that such information is required by the Credit Agreement to be delivered to the Collateral Administrator or the Collateral Administrator has requested such information) except to the extent that such failure or delay is caused by the Collateral Administrator’s own bad faith, willful misfeasance, gross negligence or reckless disregard of its duties hereunder. The duties and obligations of the Collateral Administrator and its employees or agents shall be determined solely by the express provisions of this Agreement and, as applicable, the Credit Agreement and they shall not be under any obligation or duty except for the performance of such duties and obligations as are specifically set forth herein, and no implied covenants shall be read into this Agreement against them. The Collateral Administrator may consult with counsel appointed with due care by it and shall be protected in and shall have no liability as a result of any action reasonably taken in good faith in accordance with the advice of such counsel in the absence of bad faith, willful misfeasance, gross negligence or reckless disregard of its duties on the part of the Collateral Administrator.

(b) The Collateral Administrator may rely conclusively on any notice, certificate or other document (including, without limitation, facsimile or other electronically transmitted instructions, documents or information) furnished to it hereunder and reasonably believed by it in good faith to be genuine. The Collateral Administrator shall not be liable for any action taken by it in good faith and reasonably believed by it to be within the discretion or powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed hereunder, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action. The Collateral Administrator shall not be bound to make any investigation into the facts or matters stated in any certificate, report or other document; provided, however, that, if the form thereof is prescribed by this Agreement (including by means of express reference to the Credit Agreement), the Collateral Administrator shall examine the same to determine whether it conforms on its face to the requirements hereof. The Collateral Administrator shall not be deemed to have knowledge or notice of any matter unless actually known to an Administrative Officer (as such term is defined in the Credit Agreement with respect to the Collateral Agent) of the Collateral Administrator working in its Global Corporate Trust. Under no circumstances shall the Collateral Administrator be liable for indirect, punitive, special or consequential damages (including without limitation, lost profits or diminution in value) under or pursuant to this Agreement, its duties or obligations hereunder or arising out of or relating to the subject matter hereof. In no event shall the Collateral Administrator be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action (including any laws, ordinances, regulations), suspension or restriction of trading on or the closure of any securities markets, power or other mechanical or technological failures or interruptions, or the like that delay, restrict or prohibit the providing of services by the Collateral Administrator as contemplated by this Agreement. With respect to the Collateral, the Collateral Administrator shall be entitled to rely on any information and notices it may receive from time to time from the issuers, obligors, agents, trustees or agent banks under the loan agreement, credit agreement, note purchase agreement, indenture or other financing document for the Collateral, nationally recognized pricing services or vendors, reputable financial information reporting sources (including Bloomberg Financial Markets Commodities News), publicly available sources providing interest rates (including, but not limited to, the Reuters Screen (or any successor source)), the Loan Syndications and Trading Association or the Alternative Reference Rates Committee (or any successor organization) or similar parties, or from the Company or the Collateral Manager (such parties are collectively referred to herein as, “Third Party Sources”), and shall be entitled to update its records (as it may deem necessary or appropriate), on the basis of any such information or notices received without any obligation on its part to verify, investigate or recalculate such information. It is expressly acknowledged by the Company and the Collateral Manager that application and performance by the Collateral Administrator of its various duties hereunder (including recalculations to be performed in respect of the matters contemplated hereby) shall be based upon, and in reliance upon, certain data and information provided to it by the Collateral Manager (and/or the Company) and Third Party Sources with respect to the Collateral, and the Collateral Administrator shall have no responsibility for the accuracy of any such information or data provided to it by such persons. Nothing herein shall impose or imply any duty or obligation on the part of the Collateral Administrator to verify, investigate or audit any such information or data, or to determine or monitor on an independent basis whether any Obligor on the Collateral is in default or in compliance with the underlying documents governing or securing such Collateral, from time to time, the role of the Collateral Administrator hereunder being solely to perform certain mathematical computations and data comparisons and to provide certain reports and other deliveries, as provided herein. For purposes of updating the Collateral Database for changes in ratings, the Collateral Administrator shall be entitled to use and rely (in good faith) exclusively upon one or more reputable electronic financial information reporting services, and shall have no liability for any inaccuracies in the information reported by, or other errors or omissions of, any such services. It is hereby expressly agreed that Bloomberg Financial Markets is one such reputable reporting service.

(c) The Company shall, and hereby agrees to, reimburse, indemnify and hold harmless the Collateral Administrator and its affiliates, directors, officers, shareholders, agents and employees for and from any and all losses, damages, liabilities, demands, charges, costs, expenses (including the reasonable fees and expenses of agents, counsel and other experts) and claims of any nature (whether brought by or involving the Company or any third party) in respect of, or arising from any acts or omissions performed or omitted by the Collateral Administrator, its affiliates, directors, officers, shareholders, agents or employees pursuant to or in connection with the terms of this Agreement, or in the performance or observance of its duties or obligations under this Agreement or any enforcement of this Agreement (including the indemnity obligations herein); provided the same are in good faith and without willful misfeasance and/or gross negligence on the part of the Collateral Administrator or without reckless disregard of its duties hereunder; provided further that any such indemnified amounts will be payable solely from and pursuant to Sections 9.1 and 6.4 of the Credit Agreement. The obligations of the Company under this Section 4(c) shall survive the termination of this Agreement and any earlier resignation or removal of the Collateral Administrator.

(d) Nothing herein shall obligate the Collateral Administrator to determine independently any characteristic of a Collateral Loan, or to evaluate or verify the Collateral Manager’s characterization of any Collateral Loan, including whether any item of Collateral is a Bond, Bridge Loan, CCC Excess Collateral Loan, Cov-Lite Loan, Credit Improved Loan, Credit Risk Loan, Current Pay Obligation, Defaulted Loan, Delayed Funding Loan, DIP Loan, Discount Loan, First Lien/Last Out Loan, Fixed Rate Obligation, Participation Interest, PIK Loan, Qualified First Lien Loan, Real Estate Loan, Revolving Collateral Loan, Second Lien Loan, Senior Secured Loan, Senior Secured Note, Step-Down Loan, Step-Up Loan, Structured Finance Obligation, Subordinated Loan or Zero Coupon Loan, any such determination being based exclusively upon notification the Collateral Administrator receives from the Collateral Manager or from (or in its capacity as) the Collateral Agent (based upon notices received by the Collateral Agent from Third Party Sources) and nothing herein shall obligate the Collateral Administrator to review or examine any Related Contracts in order to verify, confirm, audit or otherwise determine any characteristic thereof or entitle it to dispute any such characteristic. In no event shall the Collateral Administrator be responsible for determining the Market Value or price of an asset in connection with any actions or duties under this Agreement.

(e) Without limiting the generality of any terms of this Section 4, the Collateral Administrator shall have no liability for any failure, inability or unwillingness on the part of the Collateral Manager, the Company, the Collateral Agent or Third Party Sources to provide accurate and complete information on a timely basis to the Collateral Administrator, or otherwise on the part of any such party to comply with the terms of this Agreement, the Credit Agreement or Collateral Management Agreement, and shall have no liability for any inaccuracy or error in the performance or observance on the Collateral Administrator’s part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it (including for the avoidance of doubt, information obtained from a Third Party Source), or other failure on the part of any such other party to comply with the terms hereof.

(f) The Collateral Administrator shall not have any obligation to (i) monitor, determine or verify the unavailability or cessation of LIBOR, any replacement index (or other applicable interest rate), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of (except as expressly provided herein), any LIBOR Transition Event or LIBOR Replacement Date, any amendment or change required to be made to the applicable interest rate, (ii) select, determine or designate LIBOR, Alternate Base Rate, Designated Base Rate, or Fallback Rate, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, (iii) select, determine or designate any adjustment margin or other modifier to any replacement or successor index, or (iv) determine whether or what amendments are necessary or advisable, if any, in connection with any of the foregoing.

(g) The Collateral Administrator shall not be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Agreement as a result of the unavailability of LIBOR, Alternate Base Rate, Designated Base Rate, or Fallback Rate (or other applicable interest rate) and absence of a designated replacement Interest Rate, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including without limitation the Administrative Agent or any Lender, in providing any direction, instruction, notice or information required or contemplated by the terms of this Agreement and reasonably required for the performance of such duties.

5. No Joint Venture. Nothing contained in this Agreement (i) shall constitute the Company, the Collateral Administrator and the Collateral Manager members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

6. Term. This Agreement shall continue in effect so long as the Credit Agreement remains in effect, unless this Agreement has been previously terminated in accordance with Section 7 hereof.

7. Termination.

(a) This Agreement may be terminated without cause by any party upon not less than 90 days’ written notice to each other party and the Administrative Agent. If at any time prior to payment in full of all Obligations under the Credit Agreement, the Collateral Administrator shall be removed as Collateral Agent under the Credit Agreement such removal shall be deemed a removal of the Collateral Administrator hereunder.

(b) At the option of the Company and the Collateral Manager (with the consent of the Administrative Agent), this Agreement may be terminated upon ten days’ written notice of termination from the Company (or Collateral Manager on its behalf) to the Collateral Administrator if any of the following events shall occur:

(i)

The Collateral Administrator shall default in the performance of any of its duties under this Agreement and shall not cure such default within 30 days after notice of such default (or, if such default cannot be cured in such time, the Collateral Administrator shall not have given within 30 days such assurance of cure as shall be reasonably satisfactory to the Company and the Collateral Manager and cured such default within the time so assured);

(ii)

A court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Collateral Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Collateral Administrator or for any substantial part of its property, or order the winding up or liquidation of its affairs;

(iii)

The Collateral Administrator shall commence a voluntary case under applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Collateral Administrator or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due.

If any of the events specified in clauses (ii) or (iii) of this Section 7(b) shall occur, the Collateral Administrator shall give written notice thereof to the Company, the Collateral Manager and the Administrative Agent within one Business Day after the occurrence of such event.

(c) Except when the Collateral Administrator shall be removed pursuant to subsection (b) of this Section 7 or shall resign pursuant to subsection (d) of this Section 7, no removal or resignation of the Collateral Administrator shall be effective until the date as of which a successor collateral administrator reasonably acceptable to the Company, the Collateral Manager and the Administrative Agent shall have agreed in writing to assume all of the Collateral Administrator’s duties and obligations pursuant to this Agreement and shall have executed and delivered an agreement in form and content reasonably satisfactory to the Company, the Collateral Manager, the Collateral Agent and the Administrative Agent. Upon any resignation or removal of the Collateral Administrator hereunder, the Company (or the Collateral Manager on behalf of the Company) shall promptly, and in any case within 60 days after the related notice of resignation or removal, appoint a qualified successor to act as collateral administrator hereunder and cause such successor collateral administrator to execute and deliver an agreement accepting such appointment as described in the preceding sentence. If the Company fails to appoint such a qualified successor which duly accepts its appointment by properly executing and delivering such an agreement within such time, the retiring Collateral Administrator shall be entitled to petition a court of competent jurisdiction for the appointment of a successor to serve as collateral administrator hereunder and shall be indemnified pursuant to Section 4(c) for the reasonable costs and expenses thereof.

(d) Notwithstanding the foregoing, the Collateral Administrator may resign its duties hereunder without any requirement that a successor collateral administrator be obligated hereunder and without any liability for further performance of any duties hereunder (a) immediately upon the termination (whether by resignation or removal) of U.S. Bank as Collateral Agent under the Credit Agreement, or (b) upon at least 60 days’ prior written notice of termination to the Collateral Manager, the Company and the Administrative Agent upon the occurrence of any of the following events and the failure to cure such event within such 60 day notice period: (i) failure of the Company to pay any of the amounts specified in Section 3 hereof within 90 days or, if later, by the next following Quarterly Payment Date after such amount is due pursuant to Section 3 hereof or (ii) failure of the Company to provide any indemnity payment to the Collateral Administrator pursuant to the terms of this Agreement within 90 days of the receipt by the Company of the written request for such payment or reimbursement or, if later, by the next following Quarterly Payment Date.

(e) Any corporation into which the Collateral Administrator may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Collateral Administrator shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Collateral Administrator, shall be the successor of the Collateral Administrator hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto.

(f) The Collateral Administrator shall provide notice to the Rating Agencies of any termination of this Agreement or upon its resignation or removal as Collateral Administrator under this Agreement.

8. Representations and Warranties.

(a) The Collateral Manager hereby represents and warrants to the Collateral Administrator and the Company as follows:

(i)

The Collateral Manager is a Delaware limited liability company and has the full limited liability company power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary limited liability company action to authorize this Agreement on the terms and conditions hereof, the execution, delivery and performance of this Agreement and the performance of all obligations imposed upon it hereunder. No consent of any other person including, without limitation, members and creditors of the Collateral Manager, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Collateral Manager in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and the obligations imposed upon it hereunder except such as have been made or obtained and are in full force and effect. When executed and delivered by the Collateral Manager and the other parties hereto, this Agreement will constitute the legal, valid and binding obligation of the Collateral Manager enforceable against the Collateral Manager in accordance with its terms, subject as to enforcement, (a) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Collateral Manager and (b) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(ii)

The execution, delivery and performance of this Agreement and the documents and instruments required hereunder by the Collateral Manager will not violate any provision of any existing law or regulation binding on the Collateral Manager, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Collateral Manager, or the governing instruments of the Collateral Manager or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Collateral Manager is a party or by which the Collateral Manager or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Collateral Manager.

(b) The Company hereby represents and warrants to the Collateral Administrator and the Collateral Manager as follows:

(i)

The Company is a Delaware limited liability company and has the full organizational power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary limited liability company action to authorize this Agreement on the terms and conditions hereof, the execution, delivery and performance of this Agreement and the performance of all obligations imposed upon it hereunder. No consent of any other person including, without limitation, members and creditors of the Company, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Company in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and the obligations imposed upon it hereunder. When executed and delivered by the Company and the other parties hereto, this Agreement will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject as to enforcement (a) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Company and (b) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(ii)

The execution, delivery and performance of this Agreement and the documents and instruments required hereunder by the Company will not violate any provision of any existing law or regulation binding on the Company, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Company, or the governing instruments of, or any securities issued by, the Company or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Company is a party or by which the Company or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Company and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking the creation or imposition of which would have a material adverse effect on the business operations, assets or financial condition of the Company.

(c) The Collateral Administrator hereby represents and warrants to the Collateral Manager and the Company as follows:

(i)

The Collateral Administrator is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America and has full organizational power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary corporate action to authorize this Agreement on the terms and conditions hereof, the execution, delivery and performance of this Agreement and all obligations required hereunder. No consent of any other person including, without limitation, stockholders or other equity holder and creditors of the Collateral Administrator, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, except those that have been obtained, is required by the Collateral Administrator in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and the obligations imposed upon it hereunder. When executed and delivered by the Collateral Administrator and the other parties hereto, this Agreement will constitute the legal, valid and binding obligation of the Collateral Administrator enforceable against the Collateral Administrator in accordance with its terms subject, as to enforcement, (a) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Collateral Administrator and (b) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(ii)

The execution, delivery and performance of this Agreement and the documents and instruments required hereunder will not violate any provision of any existing law or regulation binding on the Collateral Administrator, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Collateral Administrator, or the articles of association or by-laws, as amended, of the Collateral Administrator or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Collateral Administrator is a party or by which the Collateral Administrator or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Collateral Administrator and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking the creation or imposition of which would have a material adverse effect on the business operations, assets or financial condition of the Collateral Administrator.

9. Amendments. This Agreement may not be amended, changed, modified or terminated except by the Collateral Manager, the Company and the Collateral Administrator in writing, with the written consent of the Administrative Agent (subject to section 12.5 of the Credit Agreement). The Company shall provide written notice of any amendment to or termination of this Agreement to the Rating Agency.

10. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN CONFORMITY WITH THE LAWS OF THE STATE OF NEW YORK WITH RESPECT TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN (WITHOUT REGARD TO ITS CHOICE OF LAWS RULES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

11. Notices. All notices, requests, directions and other communications permitted or required hereunder shall be in writing and shall be deemed to have been duly given when received.

If to the Collateral Administrator, to:

U.S. Bank National Association

Global Corporate Trust

214 North Tryon Street

Charlotte, NC 28202-1078

Attention: Christopher Consomer

Ref: ABPCIC Funding III LLC

Email: christopher.consomer@usbank.com

If to the Company, the Collateral Manager, the Administrative Agent, or the Rating Agency, to the address of such Person set forth in Section 12.1 of the Credit Agreement.

12. Successors and Assigns. This Agreement shall inure to the benefit of, and be binding, upon, the successors and assigns of each of the Collateral Manager, the Company and the Collateral Administrator; provided, however, that the Collateral Administrator may not assign its rights and obligations hereunder without the prior written consent of the Collateral Manager, the Administrative Agent and the Company, except that U.S. Bank as Collateral Administrator may delegate to, employ as agent, or otherwise cause any duty or obligation hereunder to be performed by, any direct or indirect wholly owned subsidiary of U.S. Bank National Association or its successors without the prior written consent of the Collateral Manager, the Administrative Agent and the Company (provided that in such event U.S. Bank as Collateral Administrator shall remain responsible for the performance of its duties as Collateral Administrator hereunder). Notwithstanding the foregoing, the Collateral Administrator consents to the assignment of this Agreement by the Company to the Collateral Agent, as provided in the granting clause of the Credit Agreement.

13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument. Counterparts may be executed and delivered via facsimile, electronic mail or other transmission method and may be executed by electronic signature (including, without limitation, any .pdf file, .jpeg file, or any other electronic or image file, or any “electronic signature” as defined under E-SIGN or ESRA, which includes any electronic signature provided using Orbit, Adobe Sign, DocuSign, or any other similar platform identified by the Company and reasonably available at no undue burden or expense to the Collateral Administrator) and any counterpart so delivered shall be valid, effective and legally binding as if such electronic signatures were handwritten signatures and shall be deemed to have been duly and validly delivered for all purposes hereunder. Delivery of an executed counterparts of this instrument by facsimile, electronic mail or other transmission method shall be effective as delivery of a manually executed counterpart of this instrument.

14. Conflict with the Credit Agreement. If this Agreement shall require that any action be taken with respect to any matter and the Credit Agreement shall require that a different action be taken with respect to such matter, and such actions shall be mutually exclusive, or if this Agreement should otherwise conflict with the Credit Agreement, U.S. Bank shall notify the Company, the Collateral Manager and the Administrative Agent and act in accordance with the Collateral Manager’s instructions (unless U.S. Bank shall conclude that such action would be in conflict with or in violation of its duties as Collateral Agent under the Credit Agreement, in which case it shall be entitled to refrain from taking such action, of which conflict U.S. Bank shall notify the Company, the Collateral Manager and the Administrative Agent upon the discovery thereof).

15. Subordination. The Collateral Administrator agrees that the payment of all amounts to which it is entitled pursuant to this Agreement shall be subordinated to the extent set forth in, and the Collateral Administrator agrees to be bound by the provisions of, the Credit Agreement (as if it were a party to the Credit Agreement, in the case of any successor Collateral Administrator that is not also serving as Collateral Agent under the Credit Agreement). The Collateral Administrator further agrees that it will not have any recourse against the Company, its directors, general partner, officers, employees and agents for any such amounts.

16. Survival. Notwithstanding anything herein to the contrary, all indemnifications set forth or provided for in this Agreement shall survive the termination of this Agreement.

17. No Petition in Bankruptcy. The Collateral Administrator agrees not to file or join in the filing of an involuntary petition in bankruptcy against the Company for the nonpayment of the Collateral Administrator’s fees or other amounts payable by the Company under this Agreement or for any other reason until the payment in full of all Obligations under the Credit Agreement and the expiration of a period equal to one year and one day or, if longer, the applicable preference period under the Bankruptcy Code plus 10 days following said payment. The provisions of this Section 17 shall survive termination of this Agreement.

18. Limited Recourse Against Company. Notwithstanding any other provision of this Agreement, each of the parties hereto hereby agrees that any obligations of the Company under this Agreement are limited recourse obligations of the Company, payable solely from the Collateral in accordance with Sections 6.4 and 9.1 of the Credit Agreement, and following realization of the Collateral, all obligations of the Company under this Agreement and any claims of a party hereto shall be extinguished and shall not thereafter revive. No recourse shall be had against any officer, director, manager, employee, member, stockholder or incorporator of the Company or its successors or assigns for any amounts payable under this Agreement. The provisions of this Section 18 shall survive the termination of this Agreement.

19. Submission to Jurisdiction. Each of the parties hereto hereby irrevocably submits, to the fullest extent permitted by applicable law, to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in the City of New York in any action or proceeding arising out of or relating to this Agreement, and each such party hereby irrevocably agrees that all claims in respect of such action or proceeding may be heart and determined in such New York State or federal court. Each such party hereby irrevocably waives, to the fullest extent that it may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

20. Waiver of Jury Trial Right. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING. Each party hereby (i) certifies that no representative, agent or attorney of the other has represented, expressly or otherwise, that the other would not, in the event of any suit, action or proceedings relating to this Agreement or any matter between the parties arising under or in connection with this Agreement seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this paragraph.

21. Limitation of Liability. In no event shall the Collateral Administrator in its individual capacity have any liability for the representations, warranties, covenants, agreements or other obligations of the Company or the Collateral Manager hereunder or under the Credit Agreement.

22. Other Activities of Collateral Administrator. Nothing herein shall prevent the Collateral Administrator or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as a collateral administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Administration Agreement to be executed effective as of the day first above written.

ABPCIC Funding III LLC,
as the Company

By: AB Private Credit Investors Corporation,
its designated manager

By:	/s/ Christopher Terry
Name: Christopher Terry
Title: Vice President

AB PRIVATE CREDIT INVESTORS LLC,
as the Collateral Manager

By:	/s/ Christopher Terry
Name: Christopher Terry
Title: Assistant Treasurer

U.S. BANK NATIONAL ASSOCIATION
as the Collateral Administrator

By:	/s/ Scott D. DeRoss
Name: Scott D. DeRoss
Title: Senior Vice President

[Signature Page to Collateral Administration Agreement]